Attachment to Form 12B-25 - Notification of Late Filing

Name of Registrant:         TechLite, Inc.
SEC File Number:            333-68071


                             ACCOUNTANT'S STATEMENT
                           Required by Rule 12b-25(c)


                                Causon & Westhoff
                             15 West 6th, Suite 2310
                                 Tulsa, OK 74119
                             Telephone 918-382-7000
                                Fax 918-382-7005




SECURITIES AND EXCHANGE COMMISSION
WASHINGTON  DC   20549

                                       Re:      TechLite, Inc.
                                                SEC File #333-68071
                                                Form 10-QSB Quarterly Report
                                                First Quarter Ended 04-30-00

Gentlemen:

         We are the independent auditor for TechLite, Inc.

         We are unable to complete the review of the registrant's financial statements for the first fiscal quarter ended April 30, 2000 in time for the registrant's Form 10-QSB to be filed in a timely manner. The requirements of the review have imposed additional burdens on our staff that has led to a delay in completing the review. The review should be completed within the five-day extension period.

                                                     Respectfully submitted,

                                                     /s/ Causon & Westoff
                                                     ---------------------------
                                                     Causon & Westoff
                                                     Certified Public Accountant
Tulsa, Oklahoma
June 14, 2000